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                                                                    Exhibit 23.2


              Consent of Independent Certified Public Accountant

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-45176, Form S-3 No. 33-35878, Form S-3 No. 33-32658, Form S-3 No. 33-
94964, Form S-3 No. 33-93389, Form S-3 No. 33-88859, Form S-3 No. 33-88351, Form
S-8 No. 33-91991 and Form S-8 No. 33-91989) of IFX Corporation and in the related Prospectus of our report dated September 24, 1999, with respect to the consolidated financial statements of IFX Corporation included in this Annual Report (Form 10-K) for the year ended June 30, 2000.


Chicago, Illinois
September 27, 2000
                                              /s/Arthur Andersen LLP